UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2026
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DOCGO INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

685 Third Avenue, 9th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(844) 443-6246
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, DocGo Inc. (the “Company”) is conducting a search for a new Chief Executive Officer as the employment agreement of the Company’s current CEO, Lee Bienstock, expires December 31, 2026.

On November 13, 2026, the Company and Mr. Bienstock entered into a Transition Services and Separation Agreement (the “Transition Agreement”), pursuant to which Mr. Bienstock will continue to serve as the Company’s Chief Executive Officer (“CEO”) and provide assistance in transitioning the role from January 1, 2027 through March 31, 2027, or such later date as may mutually be agreed by the parties (the “Transition Period”). If a successor CEO commences employment prior to March 31, 2027 (the “Separation Date”), Mr. Bienstock will continue to serve as a senior advisor to the board and the successor CEO through the Separation Date.

As consideration for his continued service during the Transition Period and subject to the terms of the Transition Agreement, Mr. Bienstock is entitled to the following: (i) a salary of $90,000 per month, (ii) vesting in one-sixth of his outstanding equity awards that would otherwise vest in 2027 on each of January 31, February 28, and March 31, 2027, and if the Transition Agreement is extended, on each month end thereafter during the extension period, (iii) remaining eligible to participate in the Company’s employee benefit programs, and (iv) in accordance with the severance benefits of his current employment agreement, an annual bonus with respect to 2026 performance no later than March 15, 2027, determined and payable in accordance with the Company’s previously adopted bonus metrics.

Subject to Mr. Bienstock’s execution of a general release and waiver of claims and the terms of the Transition Agreement, and in accordance with the severance benefits of his current employment agreement, Mr. Bienstock is also entitled to the following: a severance payment of $785,000 (the “Severance Payment”) to be paid in equal installments over the 12 months beginning shortly after the end of the Transition Period. However, if a specified performance target is met prior to the termination of the Transition Period, the Company will make the Severance Payment in a lump sum promptly thereafter. If the performance target is met between the end of the Transition Period and January 2, 2028, the remainder of the Severance Payment will then be paid in a lump sum within 30 days; however, in any event, the full Severance Payment will be paid to Mr. Bienstock no later than March 15, 2028. Mr. Bienstock also is eligible for reimbursement of COBRA continued medical coverage premiums through December 31, 2027.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition Services and Separation Agreement, dated November 13, 2026, by and between the Company and Lee Bienstock
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Ely D. Tendler
Name:	Ely D. Tendler
Title:	General Counsel and Secretary

Date: November 13, 2026

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